UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2005

Vertical Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-31275	59-3635262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 Dunbar Avenue, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 548-8345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and

Item 2.03 Creation of a Direct Financial Obligation

On February 15, 2005, Vertical Health Solutions, Inc., a Florida corporation (the “Company”), completed the borrowing on a Business Loan Agreement with Patriot Bank of Trinity, Florida, dated as of February 10, 2005. The loan is a term loan in the amount of $500,000 which bears interest at the rate of 6.75% per annum. The loan will be repaid on a monthly basis over a five year period.

On February 10, 2005, the Company entered into a Business Loan Agreement for a one-year business line of credit with Patriot Bank of Trinity, Florida. The total amount available on the loan is $500,000. The loan has provision for an interest rate of 6.5% per annum on the outstanding balance. The loan is required to be repaid in full on February 10, 2006. The Company borrowed $200,000 under the line of credit on February 16, 2005.

Approximately $600,000 of the proceeds from the foregoing loans were used to repay the Company’s outstanding indebtedness to First Community Bank.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

10.1	Business Loan Agreement, Loan No. 7000255, dated February, 10, 2005, by and among Vertical Health Solutions, Inc. and Patriot Bank.

10.2	Commercial Security Agreement, Loan No. 7000255, dated February, 10, 2005, by and among Vertical Health Solutions, Inc. and Patriot Bank.

10.3	Business Loan Agreement, Loan No. 7000254, dated February, 10, 2005, by and among Vertical Health Solutions, Inc. and Patriot Bank.

10.4	Promissory Note, Loan No. 7000255, dated February, 10, 2005, by and among Vertical Health Solutions, Inc. and Patriot Bank.

10.5	Promissory Note, Loan No. 7000254, dated February 10, 2005, by and among Vertical Health Solutions, Inc. and Patriot Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL HEALTH SOLUTIONS, INC.

Date: February 22, 2005	/s/ Stephen M.Watters
Stephen M.Watters, Chief Executive Officer

/s/ Thaddeus J. Shalek
Thaddeus J. Shalek, Chief Financial Officer